UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

Senomyx, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, CA (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Today we announced that on August 2, 2012 we entered into an amendment of our Collaborative Research, Development, Commercialization and License Agreement with PepsiCo, Inc. dated August 16, 2010. Under the terms of the amendment, we have reacquired the rights related to the use of our S9632 sweet taste modifier in non-alcoholic beverages, including a co-exclusive right in the category of powdered non-alcoholic beverages. In consideration for reacquiring the rights to S9632 we agreed that we would not receive certain potential minimum annual royalty payments and a potential future milestone related to S9632 that might have otherwise been payable under the terms of our collaboration agreement. The amendment relates only to S9632 and does not impact either party’s rights or obligations related to any other sweet taste modifiers and natural high-potency sweeteners discovered and developed under the collaboration.

Item 2.02                                             Results of Operations and Financial Condition.

On August 7, 2012, we announced financial results for the quarter ended June 30, 2012 in the earnings release attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

99.1         Press release of Senomyx, Inc. dated August 7, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ DAVID B. BERGER
David B. Berger
Senior Vice President, General Counsel and Corporate Secretary
Date: August 7, 2012

INDEX TO EXHIBITS

99.1	Press release of Senomyx, Inc. dated August 7, 2012.